Exhibit 10.12

EMULATE THERAPEUTICS, INC.

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. The EMulate Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (f/k/a Nativis, Inc. 2016 Stock Option Plan) (the “Plan”) was hereby established effective as of October 27, 2016 (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3 Term of Plan. Except as otherwise provided herein, the Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the Award Agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly, through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Award, Restricted Stock Award, Restricted Stock Unit, or other incentive granted under the Plan that is payable in cash, shares of Stock or other property as may be designated by the Board from time to time.

(c) “Award Agreement” means a written, including electronic, agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares acquired or that may be acquired in connection therewith. An Award Agreement may consist of a form of “Notice of Grant of Award” (with identification of the Award type) and a form of “Award Agreement” incorporated therein by reference (with identification of the Award type), or such other form or forms as the Board may approve from time to time.

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(d) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e) Unless otherwise defined in a contract of employment or service between the Participant and a Participating Company, for purposes of the Plan or the applicable Award Agreement, “Cause” shall mean any of the following, determined in the sole and absolute discretion of the Board: (1) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (2) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (3) the Participant’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (4) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (5) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (6) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (7) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation, or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(f) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2.1(v)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; provided, however, that, unless otherwise determined by the Board, none of the following shall be considered a Change in Control: (i) a merger effected exclusively for the purpose of changing the domicile of the Company; (ii) a merger or consolidation with a wholly owned subsidiary of the Company; or (iii) an equity financing in which the Company is the surviving corporation. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

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(h) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(i) “Company” means EMulate Therapeutics, Inc., f/k/a Nativis, Inc., a Washington corporation, or any successor corporation thereto.

(j) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(k) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(l) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group for a period of time greater than six (6) months because of the sickness or injury of the Participant.

(m) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(o) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq Stock Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

(p) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(q) “Insider” means an Officer, a Director of the Company, or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(r) “IPO” means the first sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, including a registration statement in connection with a direct listing, but excluding a registration statement relating solely to the issuance of Stock pursuant to a business combination or an employee incentive or benefit plan.

(s) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement), or which does not qualify as, an Incentive Stock Option.

(t) “Officer” means any person designated by the Board as an officer of the Company.

(u) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(v) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(w) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

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(x) “Participant” means an eligible person who has been granted one or more Awards.

(y) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(z) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(aa) “Predecessor Plan” means the Company’s 2002 Stock Incentive Plan.

(bb) “Restricted Stock Award” means an Award of shares of Stock,either with payment of a purchase price or without payment of a purchase price, the rights of ownership of which are subject to vesting or similar restrictions prescribed by the Board.

(cc) “Restricted Stock Unit” or “RSU” means an Award denominated in units of shares of Stock that represents an unfunded, unsecured right to receive the Fair Market Value of one share of Stock for each unit subject to the Award in cash, Stock or other securities on the date of vesting or settlement.

(dd) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

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(gg) “SPAC Transaction” means a transaction in which the Company’s outstanding shares of capital stock are exchanged for or otherwise converted into securities that are publicly listed, or contemplated to be publicly listed, pursuant to the transaction governing such exchange or conversion, on a securities exchange, excluding an IPO, but including through a merger, acquisition, business combination or similar transaction, in one transaction or series of related transactions, involving a vehicle commonly known as a special purpose acquisition vehicle (SPAC), a reverse merger or otherwise.

(hh) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(ii) “Stock Award” means an Award of shares of Stock, either with payment of a purchase price or without payment of a purchase price, the rights of ownership of which are not subject to vesting or similar restrictions prescribed by the Board.

(jj) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(kk) “Ten Percent Owner Optionee” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Board. The Board shall administer the Plan and determine all questions of interpretation of the Plan or of any Award, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock covered by each Award;

(b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

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(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired in connection therewith, including, without limitation, (i) the exercise or purchase price of the Award, (ii) the method of payment for shares purchased upon the exercise of an Option or other purchase of shares in connection with an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or the shares covered thereby, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability and vesting of an Option or the vesting of any shares covered by any other type of Award, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award or such shares covered thereby not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Award Agreement;

(f) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired in connection therewith;

(g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting or forfeiture restrictions of any Award or shares covered by an Award, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j) with respect to shares of Stock granted or sold under an Award, to determine such restrictions on transfer and repurchase by the Company, which shall lapse over such period(s) of time and/or upon the satisfaction of such continued service and/or performance criteria as the Board shall determine, and shall be subject to such other terms and conditions as the Board shall determine, in its discretion. The Company shall withhold with respect to such Awards all applicable taxes substantially in the manner provided by Section 9 or as otherwise required by applicable laws.

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3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and Error! Reference source not found., the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Options shall be 5,500,000 less (a) the number of shares of Stock subject to options outstanding pursuant to the Predecessor Plan as of the Effective Date and (b) the number of shares of Stock issued upon the exercise, or canceled upon the cashless exercise, of options granted pursuant to the Predecessor Plan (the “Maximum Option Shares”). In addition to the foregoing, subject to adjustment as provided in Section 4.3, an additional 2,200,000 shares of Stock may be issued under the Plan pursuant to Awards granted as RSUs, Stock Awards or Restricted Stock Awards (the “Maximum Award Shares”). If an outstanding Award for any reason expires or is terminated, canceled or forfeited or if shares of Stock are acquired upon the exercise of an Option or otherwise under an Award and are subject to a Company repurchase option and are repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the shares of Stock allocable to the portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan and shall be allocated to the applicable share reserve from which they were initially granted. However, except as adjusted pursuant to Sections 4.2 and 4.3, in no event shall more than the Maximum Option Shares be available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Issuance Limit”).

4.2 Adjustment for Unissued Predecessor Plan Shares. The Maximum Option Shares that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

(a) the number of shares of Stock subject to that portion of any option outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated, canceled or exchanged for any reason without having been exercised in full; and

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(b) the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s exercise price which, on or after the Effective Date, is so forfeited or repurchased.

Notwithstanding the foregoing, the Maximum Option Shares authorized for issuance under the Plan shall not exceed 5,500,000, less the number of shares of Stock issued upon the exercise, or canceled upon the cashless exercise, of options granted pursuant to the Predecessor Plan.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan under the Maximum Option Shares and the Maximum Award Shares and to any outstanding Awards, in the ISO Share Issuance Limit set forth in Section 4.1, and in the exercise or purchase price per share of any outstanding Awards. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for, or otherwise constitute Awards for, New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.3 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Board pursuant to this Section 4.3 shall be final, binding and conclusive.

5. Eligibility.

Awards may be granted only to individuals who are serving as Employees, Consultants, and Directors on the effective date of grant. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section 5 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

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6. Terms and Conditions of Options.

Award Agreements for Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board, subject to compliance with Section 409A of the Code; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

6.3 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.4 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000.00), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.4, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 6.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.4, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

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6.5 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company,or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Award Agreement, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

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6.6 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i) Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Optionee’s Service terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of this Plan or the applicable Option Agreement, if the Optionee’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable on the effective date of such termination of Service.

(iv) Other Termination of Service. If the Optionee’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing (except Termination for Cause), if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

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6.7 Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Stock Awards, Restricted Stock Awards and Restricted Stock Units.

7.1 Grant of Stock Awards, Restricted Stock and Restricted Stock Units. The Board may grant Stock Awards, Restricted Stock Awards and Restricted Stock Units on such terms and conditions and subject to such forfeiture or repurchase provisions, if any, which may be based on continuous Service with the Company or any other Participating Company or the achievement of any performance goals, as the Board shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the applicable Award Agreement.

7.2 Vesting of Restricted Stock Units. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock Units, as determined by the Board, Restricted Stock Units shall be paid in shares of Stock, or if set forth in an Award Agreement, in cash or a combination of cash and shares of Stock, with the timing of such payment intended to comply with or be exempt from Section 409A of the Code.

8. Standard Forms of Award Agreement; First Refusal and Repurchase Rights.

8.1 Award Agreement. Unless otherwise provided by the Board at the time the Award is granted, an Award shall comply with and be subject to the terms and conditions set forth in the form of Award Agreement most recently approved by the Board for the type of Award granted and as amended from time to time. Award Agreements shall specify the number of shares of Stock covered thereby. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.

8.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement described in this Section 8 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

8.3 Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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9. Tax Withholding.

The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option or otherwise issuable in connection with an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired in connection with such Award. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Award, including any shares acquired upon the exercise of an Option. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates or such higher rate permitted by the Company that does not result in adverse financial accounting effects to the Company. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Award Agreement until the Optionee has satisfied the Participating Company Group’s tax withholding obligations.

10. Effect of Change in Control on Awards.

10.1 In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiror’s stock. Any Awards which are neither assumed or substituted for by the Acquiror in connection with the Change in Control nor, with respect to Options, exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control, provided, that, notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate, to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of any or all of the outstanding Awards and any shares acquired upon the exercise of such Awards or otherwise acquired in connection with such Awards, subject to compliance with Section 409A of the Code. Notwithstanding the foregoing, shares acquired in connection with an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Awards immediately prior to an Ownership Change Event described in Section 2.1(v)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion. The Board need not take the same action with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

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10.2 The Board may, in its sole discretion and without the consent of any Participant, determine that, upon a Change in Control each or any Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to each vested share of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise or purchase price per share under the Award (the “Spread”). In the event such determination is made by the Board, the Spread (reduced by any applicable withholding taxes), shall be paid to the Participants in respect of their canceled Awards as soon as practicable following the date of the Change in Control.

11. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock upon exercise of Options or otherwise under Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised and shares under other types of Awards may not be issued if the issuance of shares of Stock upon exercise or otherwise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares may not be issued under an Award (including upon exercise of an Option, grant of an Award or settlement of an Award) unless (a) a registration statement under the Securities Act shall at the time of such issuance be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the grant of an Award or issuance of shares thereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12. Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the Maximum Option Shares (except by operation of the provisions of Section 4.2 and Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

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13. Section 409A of the Code; Changes in Law.

13.1 Section 409A. The Plan and the Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A of the Code is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan shall comply with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A of the Code applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A of the Code, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six (6) months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Board makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

13.2 Changes in Law. Also notwithstanding any other provision of the Plan to the contrary, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

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14. Recoupment.

Awards shall be subject to the requirements of (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (b) similar rules under the laws of any other jurisdiction, (c) any compensation recovery or clawback policies adopted by the Company to implement any such requirements and (d) any other compensation recovery and clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Board in its discretion to be applicable to a Participant. No recovery of compensation under such a recovery or clawback policy shall be an event giving rise to a right to voluntarily terminate employment or service upon a “resignation for good reason” or for a “constructive termination” or a similar term under any plan or agreement with the Company or a Participating Company.

15. Shareholder Approval.

The Plan or any increase in the maximum aggregate number of shares of Stock issuable pursuant to the Maximum Option Shares as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the shareholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to shareholder approval of the Plan or in excess of the Authorized Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

IN WITNESS WHEREOF, the undersigned President of the Company certifies that the foregoing sets forth the EMulate Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan as duly adopted by the Board.

_______________________________________________
By	____________________________________________
Its	____________________________________________

[Signature page to EMulate Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan]

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PLAN HISTORY

October 27, 2016	Board adopts Plan and Appendix A, with an initial reserve of 5,500,000 shares, subject to adjustment pursuant to Section 4.

November 13, 2016	Shareholders approve Plan, with an initial reserve of 5,500,000 shares, subject to adjustment pursuant to Section 4.

July 30, 2021	Board amends and restates Plan in connection with authorizing RSUs, including establishing an RSU share pool of 2,200,000 shares of Stock.

APPENDIX A FOR CALIFORNIA RESIDENTS

TO EMULATE THERAPEUTICS, INC. AMENDED AND RESTATED 2016 EQUITY

INCENTIVE PLAN

This Appendix to the EMulate Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Plan”) shall have application only to Optionees who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options granted to residents of the State of California, until such time as the Stock becomes a “listed security” under the Securities Act:

1. Options shall have a term of not more than ten years from the date the Option is granted.

2. Options will be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) of the Exchange Act.

3. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Optionee is otherwise entitled to exercise an Option on the date employment terminates, shall be

(a) at least six (6) months from the date of termination of employment if termination was caused by death or Disability; and

(b) at least thirty (30) days from the date of termination if termination of employment was caused by other than death or Disability;

(c) but in no event later than the remaining term of the Option.

4. No Option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

5. Any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

6. To the extent required by applicable law, the Company shall provide annual financial statements of the Company to each California resident holding an outstanding Option under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.